Exhibit 1(f)


                       MERRILL LYNCH GLOBAL HOLDINGS, INC.
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

      MERRILL LYNCH GLOBAL HOLDINGS, INC., a Maryland corporation (the "Corporation"), was incorporated on March 2, 1984 as Merrill Lynch World Fund, Inc., changed its name on March 29, 1984 to Merrill Lynch International Holdings, Inc., commenced doing business on November 1, 1993 as Merrill Lynch Global Holdings and changed its name on October 21, 1994 to Merrill Lynch Global Holdings, Inc. To change its name from Merrill Lynch Global Holdings, Inc. to Mercury Global Holdings, Inc., the Corporation does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by deleting
Article II thereof in its entirety and inserting the following in lieu thereof:

                                   "ARTICLE II
                                      NAME

            The name of the corporation is MERCURY GLOBAL HOLDINGS, INC. (the "Corporation")."

      SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation. The amendment is limited to a change expressly authorized by Sections 2-105(a)(12) and 2-605 of the Maryland Corporations and Associations Code to be made without action by the stockholders.

      THIRD: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

      FIFTH: These Articles of Amendment shall be effective at the very beginning of the day on April 1, 2000.

      IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL HOLDINGS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on March , 2000.

                                            MERRILL LYNCH GLOBAL HOLDINGS, INC.

                                            By:
                                              ----------------------------------
                                                 Terry K. Glenn, President

Attest:

------------------------
Robert Harris, Secretary

      THE UNDERSIGNED, President of MERRILL LYNCH GLOBAL HOLDINGS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                                  -----------------------------
                                                    Terry K. Glenn, President


                                       2